Exhibit 10.7

FORM OF

AMENDED AND RESTATED

OMNIBUS AGREEMENT

among

ARKO CORP.

ARKO PETROLEUM CORP.

GPM PETROLEUM LP,

GPM PETROLEUM GP, LLC

GPM PETROLEUM, LLC

GPM EMPIRE, LLC

and

GPM INVESTMENTS, LLC

This AMENDED AND RESTATED OMNIBUS AGREEMENT (this “Agreement”) is entered into on, and effective immediately prior to the closing of the initial public offering of the common stock of ARKO Petroleum Corp., a Delaware corporation (“APC”) (the “Effective Date”), among ARKO Corp., a Delaware corporation (the “Parent”) GPM Investments, LLC, a Delaware limited liability company (“GPM”), APC, GPM Petroleum GP, LLC, a Delaware limited liability company (the “General Partner”), GPM Petroleum LP, a Delaware limited partnership (the “Partnership”), GPM Petroleum, LLC, a Delaware limited liability company (the “Operating Company”), and GPM Empire, LLC, a Delaware limited liability company (“GPME”; APC and its direct and indirect subsidiaries individually and collectively, the “APC Group”). The foregoing-named entities are sometimes referred to in this Agreement each as a “Party” and collectively as the “Parties.”

RECITALS:

1. GPM, the General Partner and the Partnership entered into that certain Omnibus Agreement on January 12, 2016 (“Original Effective Date”), as amended on April 18, 2023 (the “Original Omnibus Agreement”).

2. The Parties desire, subject to the terms and conditions set forth herein, to amend and restate the Original Omnibus Agreement and to add certain other entities as Parties to this Agreement.

3. The Parties desire by their execution of this Agreement to evidence their agreement, as more fully set forth in Article II, with respect to certain business opportunities to be offered to the APC Group by the GPM Entities (as defined herein) and certain obligations of the GPME to the GPM Entities.

In consideration of the premises and the covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

Definitions

1.1 Definitions

As used in this Agreement, the following terms shall have the respective meanings set forth below:

“Alternate Fuel Sales Rate” means a per gallon fee approximating GPME’s administrative costs to provide fuel to the GPM Entities, which shall, unless otherwise mutually agreed by the Parties, equal the (a) the Adder (as defined in the GPM Distribution Contract) plus (b) GPME’s actual cost to purchase such fuel (after all rebates and discounts) minus (c) the fee that GPME is required to pay to the Operating Company (currently 5.9 cents per gallon), whether such fee is a payment to acquire fuel or a licensing fee.

“APC Proposed Acquisition” means a proposal to acquire from a third party any convenience stores selling gasoline which are operated by such seller on a retail (and not dealer) basis as part of a larger acquisition; it being understood that if such third party only operates retail (and not any dealer or fleet locations), such transaction shall be referred to GPM to negotiate with such third party and the APC Group as a GPM Proposed Acquisition.

“Conflicts Committee” means a committee of the Board of Directors of APC composed entirely of two or more directors, each of whom is determined by such board, after reasonable inquiry, to be independent under the independence standards for directors who serve on an audit committee of a board of directors established by the Exchange Act and the rules and regulations of the Commission thereunder and by the National Securities Exchange on which any class of APC’s stock is listed or admitted to trading and who do not also serve on the Board of Directors of ARKO Corp.

“Control,” including the correlative terms “Controlling,” “Controlled by” and “Under Common Control with” means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management or policies (whether through ownership of Equity Interests, by contract or otherwise) of a Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GPM Distribution Contract” means that certain Third Amended, Restated, and Consolidated Fuel Distribution Agreement, effective [________], 2026 among APC, the Operating Company, GPME and GPM, as the same may be amended, amended and restated, or replaced from time to time.

“GPM Entities” means GPM and any Person controlled, directly or indirectly, by GPM, other than the APC Group; and “GPM Entity” means any of the GPM Entities.

“GPM Proposed Acquisition” means a proposal to acquire from a third party any convenience stores selling gasoline, wholesale motor fuel distribution agreements, dealer sites, independently operated or consignment locations, or any other fleet or wholesale fuel distribution assets, contracts or operations or any entity that owns the same, on a stand-alone basis or as part of a larger acquisition.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, business trust, employee benefit plan, unincorporated organization, association, government body or agency or political subdivision thereof or other entity.

“Proposed Acquisition” means either a GPM Proposed Acquisition or an APC Proposed Acquisition.

ARTICLE II

Business Opportunities Offered to the GPME

2.1 Exclusive Right and Obligation to Distribute Motor Fuel Volumes Sold by GPM. Except as permitted by the GPM Distribution Contract, from the period beginning on the Effective Date until the expiration of the GPM Distribution Contract or early termination of the GPM Distribution Contract in accordance with its terms, (a) each GPM Entity is required to purchase all motor fuel volumes that it sells for its own account from the GPME; and (b) the GPME shall distribute all motor fuel volumes that the GPM Entities may desire to purchase from the GPME.

2.2 Right to Participate in Acquisitions and other Accretive Opportunities.

(a) From the period beginning on the Effective Date until the expiration of the GPM Distribution Contract or early termination of the GPM Distribution Contract in accordance with its terms, GPM shall present to the APC Group each GPM Proposed Acquisition and APC shall present to GPM each APC Proposed Acquisition such that (i) GPM shall be offered the opportunity to acquire the convenience stores business included in any APC Proposed Acquisition and (ii) the APC Group shall be offered the opportunity to acquire both (A) any dealer and fleet business associated with a GPM Proposed Acquisition and (B) the rights to supply fuel to GPM in connection with the convenience stores to be acquired in such GPM Proposed Acquisition.

(b) promptly following the receipt of notice of a Proposed Acquisition, GPM and the APC Group shall (i) negotiate in good faith to determine the terms upon which to jointly pursue the Proposed Acquisition pursuant to the terms of this Agreement and (ii) to negotiate the fuel supply terms for distributing fuel to any convenience stores to be operated by GPM as self-operated retail locations included in such Proposed Acquisition, subject to the exceptions provided for in the GPM Distribution Contract. Each of GPM and the APC Group may elect not to participate in such Proposed Acquisition. If within seven (7) days after receipt of the Proposed Acquisition offer, any of GPM and the APC Group has not elected to participate in such Proposed Acquisition, the other Party may proceed with the Proposed Acquisition and if applicable can offer third parties the right to participate. In the event the Proposed Acquisition is consummated without participation by the APC Group, unless such GPM Entity is able to purchase fuel through a pre-existing Supply agreement, the GPME shall be obligated to distribute fuel to the newly acquired convenience stores to be operated by GPM as self-operated retail in accordance with the terms and conditions set forth in the GPM Distribution Contract, other than the price for such fuel, which price shall be set the Alternate Fuel Sales Rate until such time, if any, as GPM and the GPME agree to a fuel supply arrangement.

(c) In addition to the foregoing, GPM may, but is not obligated to, request that the APC Group provide customary funding associated with GPM building new-to-industry sites on terms mutually agreeable to GPM and the APC Group, which terms may include, by way of example only, an extension of the GPM Distribution Contract with respect to such new-to-industry sites, or an increased per gallon fee for gallons distributed to such new-to-industry sites.

(d) APC Group’s decision whether or not to participates in a Proposed Acquisition or any other funding for an accretive opportunity, and the terms under which APC Group so participates, will be subject to the approval of the Conflicts Committee.

ARTICLE III

Miscellaneous

3.1 Choice of Law; Submission to Jurisdiction. This Agreement shall be subject to and governed by the laws of the State of Delaware, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. Each Party hereby submits to the jurisdiction of the state and federal courts in the State of Delaware and to venue in Delaware.

3.2 Notice. All notices or requests or consents provided for by, or permitted to be given pursuant to, this Agreement must be in writing and must be given by depositing same in the United States mail, addressed to the Person to be notified, postpaid, and registered or certified with return receipt requested or by delivering such notice in person to such Party. Notice given by personal delivery or mail shall be effective upon actual receipt. All notices to be sent to a Party pursuant to this Agreement shall be sent to or made at the address set forth below or at such other address as such Party may stipulate to the other Parties in the manner provided in this Section 5.2.

For notice to GPM:

GPM Investments, LLC

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227

Attention: General Counsel

For notice to the APC Group:

ARKO Petroleum Corp.

8565 Magellan Parkway, Suite 400

Richmond, Virginia 23227

Attention: General Counsel

3.3 Entire Agreement. This Agreement constitutes the entire agreement of the Parties relating to the matters contained herein, superseding all prior contracts or agreements, whether oral or written, relating to the matters contained herein.

3.4 Termination. Any Party may terminate this Agreement if the other Party:

(a) becomes insolvent or commits an act of bankruptcy or takes advantage of any law for the benefit of debtors or such Party’s creditors, or if a receiver is appointed for such Paty;

(b) commences any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the other Party makes a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the other Party any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there is commenced against the other Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of their assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) the other Party takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the other Party becomes generally not, or becomes unable to, or admits in writing its inability to, pay its debts as they become due;

(c) fails to perform, satisfy or discharge any material term, covenant, agreement, condition, warranty, obligation or duty set forth in this Agreement and such failure continues for thirty (30) days; or

(d) if the other Party engages in fraud or criminal misconduct relevant to the operation of the business of such Party.

3.5 Effect of Waiver or Consent. No waiver or consent, express or implied, by any Party to or of any breach or default by any Person in the performance by such Person of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such Person of the same or any other obligations of such Person hereunder. Failure on the part of a Party to complain of any act of any Person or to declare any Person in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder until the applicable statute of limitations period has run.

3.6 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties; provided, however, that the GPME may not, without the prior approval of the Conflicts Committee, agree to any amendment or modification of this Agreement that would be adverse in any material respect to the holders of common stock of APC. Each such instrument shall be reduced to writing and shall be designated on its face an “Amendment” or an “Addendum” to this Agreement.

3.7 Assignment; Third-Party Beneficiaries. No Party shall have the right to assign any of its rights or obligations under this Agreement without the consent of the other Parties hereto. Except as contemplated by the preceding sentence, this Agreement does not create any rights or benefits for any entity or individual other than the Parties.

3.8 Successors. This Agreement shall bind and inure to the benefit of the Parties and to their respective successors and assigns.

3.9 Continuation of Work During Dispute. Notwithstanding any dispute, it shall be the responsibility of each Party to continue to perform its obligations under this Agreement pending resolution of the dispute.

3.10 Counterparts. This Agreement may be executed in any number of counterparts, including facsimile counterparts, with the same effect as if all signatory Parties had signed the same document. All counterparts shall be construed together and shall constitute one and the same instrument.

3.11 Severability. If any provision of this Agreement or the application thereof to any Person or circumstance shall be held invalid or unenforceable by a court or regulatory body of competent jurisdiction, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

3.12 Rules of Construction. Whenever the context requires, the gender of all words used in this Agreement shall include the masculine, feminine and neuter, and the number of all words shall include the singular and plural. All references to Article numbers and Section numbers refer to Articles and Sections of this Agreement. Unless otherwise specifically indicated or the context otherwise requires, the terms “include,” “includes” and “including” as used in this Agreement shall be deemed to be followed by the words “without limitation.”

3.13 Further Assurances. In connection with this Agreement and all transactions contemplated by this Agreement, each Party agrees to execute and deliver such additional documents and instruments and to perform such additional acts as may be necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions.

3.14 Withholding or Granting of Consent. Unless otherwise provided herein, each Party may, with respect to any consent or approval that it is entitled to grant pursuant to this Agreement, grant or withhold such consent or approval in its sole and uncontrolled discretion, with or without cause, and subject to such conditions as it shall deem appropriate.

3.15 Laws and Regulations. Notwithstanding any provision of this Agreement to the contrary, no Party shall take any act, or fail to take any act, under this Agreement which would violate any applicable law, statute, rule or regulation.

3.16 Negation of Rights of Limited Partners, Assignees and Third Parties. Except as set forth in Section 5.7, the provisions of this Agreement are enforceable solely by the Parties, and no stockholder, limited partner, member or assignee of GPM, the GPME or other Person shall have the right, separate and apart from GPM or the GPME, to enforce any provision of this Agreement or to compel any Party to comply with the terms of this Agreement.

(a) Representations and Warranties. In connection with the transactions contemplated by this Agreement, each Party hereby severally and not jointly represents and warrants to each other Party that the following statements are correct as of the date hereof:

(b) Such Party is (a) an individual or (b) a corporation, limited partnership, limited liability company or other entity, as the case may be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation.

(c) The execution and delivery by such Party of this Agreement and the performance of the obligations contemplated hereby are within such Party’s powers and have been duly authorized by all necessary action on the part of such Party. This Agreement has been duly executed and delivered by such Party. This Agreement constitutes a valid and legally binding agreement of such Party, enforceable against such Party in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally and (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d) No order, license, consent, authorization or approval of, or exemption by, or action by or in respect of, or notice to, or filing or registration with, any governmental body, agency or official is required by or with respect to such Party in connection with the execution, delivery and performance by such Party of this Agreement.

(e) The execution, delivery and performance by such Party of this Agreement does not and will not (a) violate the certificate of incorporation, bylaws, certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement or other organizational documents of such Party, (b) violate any law, rule, regulation, judgment, injunction, order or decree applicable to or binding upon such Party, (c) result in a breach of, or constitute a default under, any contract, agreement, license, lease or other commitment to which such Party is a party or is bound or (d) require any consent or other action by any Person under, constitute a default under (with due notice or lapse of time or both), or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Party under any provision of any agreement or other instrument binding upon such Party, except in each of the cases described in clauses (b) through (d), for any violation, breach or default which would not reasonably be expected, individually or in the aggregate, to prohibit, materially delay or materially and adversely impact such Party’s performance of its obligations under this Agreement.

3.17 Legal Compliance. The Parties acknowledge and agree that this Agreement, and all services provided under this Agreement, are intended to comply with any and all laws and legal obligations and that this Agreement should be construed and interpreted with this purpose in mind.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have executed this Agreement on, and effective as of, the Effective Date.

GPM INVESTMENTS, LLC

By:
Name:	Arie Kotler
Title:	Chief Executive Officer and President

By:
Name:
Title:

ARKO PETROLEUM CORP.

By:
Name:	Arie Kotler
Title:	Chief Executive Officer and President

By:
Name:
Title:

GPM PETROLEUM LP

By:	GPM Petroleum GP, LLC, its general partner

By:
Name:	Arie Kotler
Title:	Chairman, Chief Executive Officer and
President

By:
Name:
Title:

Signature Page to the Omnibus Agreement

GPM PETROLEUM GP, LLC

By:
Name:	Arie Kotler
Title:	Chairman, Chief Executive Officer and President

By:
Name:
Title:

GPM PETROLEUM, LLC

By:
Name:	Arie Kotler
Title:	Chief Executive Officer and President

By:
Name:
Title:

GPM EMPIRE, LLC

By:
Name:	Arie Kotler
Title:	Chief Executive Officer and President

By:
Name:
Title: